AMENDMENT TO SERVICE AGREEMENT

The Service Agreement dated December 1, 1999 by and among , Allianz Life Insurance Company of North America, Oppenheimer Variable Account Funds, and OppenheimerFunds, Inc. is hereby amended by deleting the existing Schedule B and inserting in lieu thereof the following:


                                   SCHEDULE B
               (1st revised edition - effective February 1, 2000)

SEPARATE ACCOUNTS

o  Allianz Life Insurance Company of North America
   Variable Account B


PRODUCTS

o  USAllianz Alterity
o  USAllianz Rewards*

*This contract will not become effective until it becomes SEC effective.

IN WITNESS WHEREOF, the parties have caused their duly authorized officer's to execute this amendment to the participation agreement as of February 1, 2000.

OPPENHEIMER FUNDS, INC.

By: /s/MICHAEL KEOGH
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Name:  MICHAEL KEOGH
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Title: VICE PRESIDENT
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ALLIANZ LIFE INSURANCE COMPANY OF
NORTH AMERICA

By:  /s/MICHAEL T. WESTERMEYER
     --------------------------
Name:   MICHAEL T. WESTERMEYER
     --------------------------
Title:  VICE PRESIDENT CORPORATE
        LEGAL OFFICER & SECRETARY
     -----------------------------